EXHIBIT 10.31

DOCUMENT SECURITY SYSTEMS, INC.

STOCK OPTION AGREEMENT
2004 EMPLOYEE STOCK OPTION PLAN

This STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of «OPTION_DATE», by and between Document Security Systems, Inc., a New York corporation (the “Company”), and «FIRSTNAME» «LASTNAME» (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee options to acquire an aggregate of «NUMBER_OF_OPTIONS» shares of Common Stock of the Company, par value $.02 per share (the “Stock”), on the terms set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions.  Unless otherwise provided, capitalized terms are defined herein.

2. Grant of Options.  The Optionee is hereby granted non-qualified stock options (the “Options”) to purchase an aggregate of «NUMBER_OF_OPTIONS» shares of Stock, pursuant to the terms of this Agreement.

3. Term.  The term of the Options (the “Option Term”) shall be for five (5) years commencing on «OPTION_DATE», and terminating on «TERMINATION_DATE» (the “Expiration Date”).

4. Option Price.  The initial exercise price per share of the Options shall be «OPTION_PRICE», subject to adjustment as provided herein (the “Option Price”).

5. Conditions to Exercisability.  The Options shall vest and become exercisable as follows: one-third on «OPTION_DATE», one-third one year after «OPTION_DATE» and one-third two years after «OPTION_DATE», in each case if the Optionee continues to be an Employee (as defined by the Plan) on such date or dates.

6. Method of Exercise.

(a) An Option may be exercised, as to any or all full shares of the Stock as to which the Options has become exercisable, by written notice of such exercise, signed by the person entitled to exercise the Options, has been delivered or transmitted by registered or certified mail, by overnight delivery or by hand, or by any other delivery method acceptable to the Company, to the administrator designated by the Company.

(b) Said notice shall specify the number of Shares for which the Options are being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company, including without limitation, as provided in subparagraph 12(b) of the Plan, and (ii) payment in full of the aggregate Option Price.

(c) Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice, documentation and the aggregate Option Price for all of the Shares covered by the notice shall, subject to the provisions of this Agreement and the Plan, be the date as of which the Shares so purchased shall be deemed to have been issued.

7. Medium and Time of Payment.  The Option Price shall be paid in full, at the time of exercise, in cash or in the form of: (a) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate Option Price; (b) shares of the Stock (whether then owned by the Optionee or issuable upon exercise of the Option) having a fair market value equal to the aggregate Option Price; or (c) a combination of these methods of payment, including a cashless exercise procedure as approved by the Company; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable option agreement

For purposes of this Section 7, the fair market value per share of the Stock surrendered for exercise shall be: (i) if the Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of exercise (or if there is no closing price for such date of exercise, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotation system (but not on NMS), the closing bid price of the Stock on the date of exercise as reported by NASDAQ (or if there are no closing bid prices for such date of exercise, then the last preceding business day on which there was a closing bid price); or (iii) if the Stock is traded in the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock.

If notice of the exercise of this Option is given by a person or persons other than the Optionee, the Company may require, as a condition to the exercise of an Option, the submission to the Company of appropriate proof of the right of such person or persons to exercise such Option.

8. Termination.

(a) Except as provided in this Section 8 and in Section 9 hereof, an Option may not be exercised unless the Optionee is then an Employee (as defined by the Plan), and unless the Optionee has remained continuously an Employee (as determined by the Board (as defined by the Plan) in its sole discretion) since the date of grant of the Options. Except as set forth in Section 9 hereof, if an Optionee shall voluntarily or involuntarily terminate his service as an Employee, the Options shall terminate upon the date which is the earlier of (i) three months after the date on which the Optionee ceased to be an Employee or (ii) the Expiration Date.

(b) Notwithstanding anything to the contrary herein, if the termination of the Optionee’s service as an Employee is for “cause” as determined in good faith by the Board, then the Options shall be deemed cancelled and terminated in full on the date of termination. For purposes hereof, the term “cause” shall mean any of the following: (i) a violation of a Company policy regarding insider trading or other violations related to the state or federal securities laws or regulations; (ii) any act of fraud or dishonesty related to the Optionee’s employment or consultancy; (iii) a violation of any Company policy or federal or state law or regulation related to sexual or racial or age discrimination or sexual or racial harassment; or (iv) conviction by the court of law of a felony, whether or not related to the Optionee’s employment or consultancy.

9. Death, Disability or Retirement of Optionee.

(a)  If the termination of the Optionee’s service as an Employee is due to retirement (as defined by the Board in its sole discretion), the holder may exercise the Options if the holder could have exercised the Options on such when the Optionee ceased to be an Employee; provided, however, that such exercise must be accomplished on or prior to the earlier of (i) three (3) months after the first date of the Optionee’s retirement or (ii) the Expiration Date.

(b) If the termination of the Optionee’s service as an Employee is due to disability (to an extent and in a manner as shall be determined by the Board), the holder may exercise the Options if the holder could have exercised the Options on such when the Optionee ceased to be an Employee; provided, however, that such exercise must be accomplished on or prior to the earlier of (i) one (1) year after the date upon which the Optionee ceased to be an Employee or (ii) the Expiration Date.

(c) If the termination of the Optionee’s service as an Employee is due to the death of the Optionee, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any Option that the holder could have exercised on the date of the Optionee’s death; provided, however, that such exercise must be accomplished on or prior to the earlier of (i) one (1) year after the Optionee’s death or (ii) the Expiration Date.

10. Withholding Taxes.  No later than the date of exercise of an Option, the Optionee will pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option. Alternatively, solely to the extent permitted or required by law, the Company may in its sole discretion deduct the amount of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option from any payment of any kind due to the Optionee. The withholding obligation may be satisfied by the withholding or delivery of an appropriate number of shares of the Stock.

11. Terms Incorporated by Reference Herein.  EACH OF THE TERMS OF THE COMPANY’S 2004 EMPLOYEE STOCK OPTION PLAN, AS AMENDED AND RESTATED (THE “PLAN”), AS IN EFFECT AS OF THE DATE HEREOF, SHALL BE DEEMED TO GOVERN THE OPTIONS GRANTED HEREUNDER. To the extent that there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall govern.

12. Transferability of Options.   The Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than as provided for under the Plan.

13. Entire Agreement.  This Agreement (including the Plan) contains all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Optionee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement or otherwise.

14. Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Optionee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

15. Notices.  Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at:

Document Security Systems, Inc.
First Federal Plaza
Suite 1525
28 East Main Street
Rochester, NY 14614
Attention: Options Administrator

All notices to the Optionee or other person or persons then entitled to exercise the Options shall be addressed to the Optionee or such other person or persons at:

Anyone to whom a notice may be given under this Agreement may designate a new address by notice to such effect.

16. Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

17. Governing Law.  This Agreement shall be construed and governed in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.

18. Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

19. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Optionee has hereunto set his hand all as of the date first above written.

DOCUMENT SECURITY SYSTEMS, INC.

By:

Name: Patrick White Title: Chief Executive Officer

_____________________________
Optionee: «FIRSTNAME» «LASTNAME»